UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2019

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Michael J. DePetris, Senior Vice President and Corporate Controller of Avantor, Inc. (the “Company”), has transitioned to the role of Senior Vice President and Chief Audit Executive effective May 23, 2019.
(c) Effective upon Mr. DePetris’s transition on May 23, 2019, Steven Eck became the Company’s Senior Vice President and Chief Accounting Officer. Mr. Eck will report to Thomas Szlosek, the Company’s Executive Vice President and Chief Financial Officer. Mr. Eck will be deemed the Company’s principal accounting officer.
Mr. Eck, 43, joined the Company in April 2019. Mr. Eck has significant experience in the accounting and auditing fields, including at large global companies. Mr. Eck previously served as the principal accounting officer of CSS Industries, Inc., a consumer products company, from June 2018 to April 2019. Prior to joining CSS Industries in 2018, Mr. Eck served as a Vice President of Finance and in other senior level finance positions at Fidelity National Information Systems, a financial technology and payments company, between 2014 and 2018. Mr. Eck also served in senior accounting roles at Gardner Denver, Inc., an industrial manufacturer, and at General Electric Company, a high-tech industrial company, between 2010 and 2014. Mr. Eck began his professional career in 2001 at Deloitte & Touche LLP. Mr. Eck earned a B.A. in accounting from Muhlenberg College and is a Certified Public Accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: May 29, 2019	By:	/s/ Justin Miller
Justin Miller
Executive Vice President, General Counsel and Secretary